Exhibit 10.2.4



                                   LMIC, INC.
                            6435 Virginia Manor Road
                              Beltsville, MD 20705


                                                              January 26, 2004

Laurus Master Fund, Ltd.
825 Third Avenue, 14th Floor
New York, N.Y.  10022
      Attention:  David Grin

              Re:  Consent to New Financing
                   ------------------------

Ladies & Gentlemen:

                  LMIC, Inc. (the "Company") intends to engage in a series of financing transactions (the "New Financing") in which it will issue $5,000,000 in principal amount of convertible debentures and warrants for common stock. In connection with the New Financing, the Company is requesting certain consents, waivers and amendments from Laurus Master Fund, Ltd. ("Laurus") under the following documents (the "Laurus Documents") as more fully set forth in this letter:

     o Amended and Restated Convertible Note, dated November 20, 2003, of the Company in favor of Laurus (the "Note");

     o Common Stock Purchase Warrant of the Company, dated November 20, 2003, in favor of Laurus (the "Warrant");

     o Registration Rights Agreement, dated November 20, 2003, by and between the Company and Laurus (the "Registration Rights Agreement");

     o Security Agreement, dated November 20, 2003, by and between the Company and Laurus (the "Security Agreement");

     o Convertible Note, in the principal amount of $600,000 due July 2005 of the Company in favor of Laurus (the "Convertible Note");

                  In consideration of the improvement in the Company's credit that will result from the New Financing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Laurus and the Company agree as follows:

               1. CONSENT. Laurus hereby consents to the New Financing, including, without limitation, pursuant to Section 13(e)(i) of the Security Agreement with respect to the creation of indebtedness in an amount greater than $4,000,000 that is not subordinate to the Company's indebtedness to


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Laurus Master Fund, Ltd.                                        January 26, 2004
Page 2



                    Laurus and Section 13(e)(vii) of the Security Agreement to the retirement of Indebtedness of the Company with the proceeds of the New Financing.

               2. WAIVER AND RELEASE OF LIEN. Notwithstanding anything to the contrary contained in the Laurus Documents (including
                    Section 6(a) of the Security Agreement), the proceeds received from the New Financing (the "Secured Proceeds") shall not be deemed to constitute "Collateral" (as defined in the Security Agreement) during such time as they are pledged to secure the convertible debentures and other obligations due to the purchasers of the convertible debentures, and Laurus shall have no security interest in the Secured Proceeds until they are released from such pledge.

               3. REGISTRATION RIGHTS. Laurus hereby consents to the inclusion in the Registration Statement (as defined in the Registration Rights Agreement) of the shares to be issued in connection with the New Financing, and additional shares of common stock outstanding on the date hereof or subject to issuance upon exercise of warrants outstanding on the date hereof.

               4. PREEMPTIVE AND SUBSCRIPTION RIGHTS. Laurus hereby waives any and all preemptive rights, subscription rights, rights of first offer or first refusal in connection with a sale of securities, and similar rights (collectively, "Preemptive Rights") in connection with the New Financing. In addition, any and all Preemptive Rights of Laurus shall be subject (and subordinate) to any and all Preemptive Rights granted to the purchasers in the New Financing, and their successors and assigns.

               5. EXTENSION OF DECEMBER 30, 2003 WAIVER TO THE CONVERTIBLE NOTE. The terms of the letter agreement, dated December 30, 2003 of Laurus in favor of the Company shall be deemed to be applicable to the Convertible Note as well (including the waiver of the anti-dilution adjustment).

                  Laurus represents and warrants that it has not transferred or assigned any of its rights under the Laurus Documents.


                  [Remainder of Page Intentionally Left Blank.]


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Laurus Master Fund, Ltd.                                        January 26, 2004
Page 2



                  If this letter meets with your approval please sign where indicated below and return a copy of the signed document to me.


                                                   Sincerely,

                                                   LMIC, INC.


                                                   By: /s/
                                                       -------------------------
                                                   Name:  Luis P. Negrete
                                                   Title: President & CEO

Accepted and Agreed
this 26th day of January, 2004

LAURUS MASTER FUND, LTD.


By: /s/
    --------------------------
Name:  David Grin
Title: Managing Partner